AMENDED AND RESTATED BY-LAWS OF
MILLER ENERGY RESOURCES, INC.

TABLE OF CONTENTS

ARTICLE I             DIRECTORS                             1
Section 1.         Number and Term of Office                     1
Section 2.         Powers                             1
Section 3.         Resignation and Removal                     1
Section 4.         Meetings                             2
Section 5.         Quorum and Voting                         3
Section 6.         Action without Meeting                     3
Section 7.         Fees and Compensation                     4
Section 8.         Committees                             4
Section 9.         Organization                             5
Section 10.         Rights of Inspection                         5
ARTICLE II             OFFICERS                             5
Section 11.         Officers Designated                         5
Section 12.         Tenure and Duties of Officers                 5
Section 13.         Delegation of Authority                     7
Section 14.         Resignation and Removal                     7
ARTICLE III             SHAREHOLDERS’ MEETING                 7
Section 15.         Place of Meeting                         7
Section 16.         Annual Meeting                         7
Section 17.         Special Meetings                         9
Section 18.         Notice of Meetings                         10
Section 19.         Quorum                             10
Section 20.         Adjournment and Notice of Adjourned Meetings         11
Section 21.         Voting Rights                             11
Section 22.         Proxies                             12
Section 23.         Inspectors of Elections                     13
Section 24.         List of Shareholders                         13
Section 25.         Action without Meeting                     13
Section 26.         Organization                             13
ARTICLE IV             SHARES OF STOCK                     14
Section 27.         Form and Execution of Certificates                 14
Section 28.         Lost Certificates                         15
Section 29.         Transfers                             15
Section 30.         Fixing Record Dates                         15
Section 31.         Registered Shareholders                     16
ARTICLE V             INSPECTION OF BOOKS                     16
Section 32.         Records                             16
Section 33.         Inspection by Shareholders                     16
ARTICLE VI             EXECUTION OF CORPORATE INSTRUMENTS AND
VOTING OF SECURITIES OWNED BY THE
CORPORATION                         17
Section 34.         Execution of Corporate Instruments                 17
Section 35.         Voting of Securities Owned by the Corporation         17
ARTICLE VII         OTHER SECURITIES OF THE CORPORATION         17
Section 36.         Execution of Other Securities                 17
ARTICLE VIII         DIVIDENDS                             18
Section 37.         Declaration of Dividends                     18

ARTICLE IX             SEAL                                 18
Section 38.         Corporate Seal                         18
ARTICLE X             FISCAL YEAR                         18
Section 39.         Fiscal Year                             18
ARTICLE XI             OFFICES                             18
Section 40.         Registered Office                         18
Section 41.         Other Offices                             18
ARTICLE XII         INDEMNIFICATION                     18
Section 42.         Indemnification of Directors and Officers, Employees
and Other Agents                        18
ARTICLE XIII         NOTICES                             22
Section 43.         Notice to Shareholders                     22
ARTICLE XIV         AMENDMENTS                         22
Section 44.         Amendments                             22

I.    DIRECTORS

1. Number and Term of Office. Subject to the terms of the Charter of Miller Petroleum, Inc. in effect on the date hereof, as hereinafter amended or amended and restated (the “Charter”), the authorized number of directors of Miller Petroleum, Inc. (the “Corporation”) shall be fixed by the board of directors of the Corporation (the “Board of Directors”) from time to time. Directors need not be shareholders unless so required by the Charter. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient.

2. Powers. Subject to limitations of these Bylaws and the Tennessee Business Corporation Act (the “Act”) relating to action required to be approved by the vote of the shareholders or by the holders of the outstanding shares of the Corporation, the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the Corporation to a management committee or other person provided that the business and affairs of the Corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors. Without prejudice to such general powers but subject to the same limitations, the Board of Directors shall have the following powers in addition to the other powers enumerated in these Bylaws:

(a) To select and remove all of the officers, agents and employees of the Corporation, prescribe the powers and duties for them as may not be inconsistent with law or these Bylaws, and fix their compensation.

(b) To conduct, manage and control the affairs and business of the Corporation and to make such rules and regulations therefor not inconsistent with law, or these Bylaws, as the Board of Directors may deem best.

(c) To authorize the issuance of shares of stock of the Corporation from time to time, upon such terms and for such consideration as may be lawful.

(d) To borrow money and incur indebtedness for the purposes of the Corporation and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgage, pledges, hypothecations, and other evidence of debt and securities therefor.

(e) To appoint any person or persons to accept and hold in trust for the corporation any property belonging to the corporation or in which it is interested and causes such instruments to be executed, and do and cause to be done such things as it may deem requisite, in relation to any such trust.

(f) To determine the amounts, if any, to be distributed as dividends as provided for in Section 38 hereof.

3. Resignation and Removal.

(a) Resignation. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one (1) or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place shall be vacated and until his successor shall have been duly elected and qualified.

(b) Removal. Subject to any limitations imposed by applicable law, the Charter or these Bylaws, the Board of Directors or any director may be removed from office at any time with or without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the Corporation entitled to vote for the director(s) so removed. A director may be removed by the shareholders or directors only at a meeting called for the purpose of removing the director and the meeting notice must state that the purpose, or one (1) of the purposes, of the meeting is removal of directors.

(c) Vacancies. Unless otherwise provided in the Charter, and subject to the rights of the holders of any series of Preferred Stock of the Corporation, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by shareholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director.

4. Meetings.

(a) Regular Meetings. Unless otherwise restricted by the Charter, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Tennessee which has been designated by the Board of Directors and publicized among all directors, either orally or in writing, including a voice-messaging system or other system designated to record and communicate messages, facsimile or by electronic mail or other electronic means. No further notice shall be required for a regular meeting of the Board of Directors.

(b) Special Meetings. Unless otherwise restricted by the Charter, special meetings of the Board of Directors may be held at any time and place within or without the State of Tennessee whenever called by the Chairman of the Board, the Chief Executive Officer, the President or any three (3) directors.

(c) Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(d) Notice of Special Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting. Notice of any meeting may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(e) Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission.

5. Quorum and Voting.

(a) Unless the Charter requires a greater number, a quorum of the Board of Directors shall consist of a majority of the total number of directors fixed from time to time by the Board of Directors; provided, however, at any meeting, whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.

(b) At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Charter or these Bylaws.

6. Action without Meeting. Unless otherwise restricted by the Charter or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

7. Fees and Compensation. Directors shall be entitled to such compensation for theirservices as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing in these Bylaws contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation therefor.

8. Committees.

(a) Committee Appointments. The Board of Directors may designate one or more committees, each committee to consist of one (1) or more directors. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors, when required. Unless otherwise specified in the Board resolution appointing the Committee, all provisions of the Act and these Bylaws relating to meetings, action without meetings, notice (and waiver thereof), and quorum and voting requirements of the Board of Directors apply, as well, to such committees and their members.

(b) Powers. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to: (1) approving or adopting, or recommending to the shareholders, any action or matter expressly required by the Act to be submitted to shareholders for approval, (2) adopting, amending or repealing any bylaw of the Corporation, (3) authorizing distributions, except according to a formula or method prescribed by the board of directors, (4) filling vacancies on the board of directors or on any of its committees, (5) authorizing or approving reacquisition of shares, except according to a formula or method prescribed by the board of directors, or (6) authorizing or approving the issuance or sale or contract for sale of shares, or determining the designation and relative rights, preferences, and limitations of a class or series of shares, except that the board of directors may authorize a committee (or senior executive officer of the corporation) to do so within limits specifically prescribed by the board of directors.

(c) Term. The Board of Directors, subject to any requirements of any outstanding series of Preferred Stock of the Corporation and the provisions of subsections (a) and (b) of this Bylaw may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death, voluntary resignation, or removal from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

9. Organization. At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the Chief Executive Officer, or if the Chief Executive Officer is absent, the President or, if the President is absent, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his absence, any Assistant Secretary directed to do so by the chairman, shall act as secretary of the meeting.

10. Rights of Inspection. Members of the Board of Directors shall have right to inspect the Corporation’s books and records to the fullest extent permitted by the Act.

II. OFFICERS

11. Officers Designated. The officers of the Corporation shall include, if and when designated by the Board of Directors, the President, the Treasurer and the Secretary and may include, if and when designated by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, one (1) or more Vice Presidents, the Chief Financial Officer, the Chief Operating Officer and the Controller. The Board of Directors may also appoint one (1) or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one (1) or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the Corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the Corporation shall be fixed by or in the manner designated by the Board of Directors.

12. Tenure and Duties of Officers.

(a) General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

(b) Duties of Chairman of the Board of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of the shareholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(c) Duties of Chief Executive Officer. The Chief Executive Officer shall have overall responsibility and authority for management of the operations of the Corporation (subject to the authority of the Board of Directors), and shall ensure that all orders and resolutions of the Board of Directors and shareholders are carried into effect. The Chief Executive Officer may execute bonds, mortgages and other contracts, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chief Executive Officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(d) Duties of President. The President shall have full responsibility and authority for management of the day-to-day operations of the Corporation, subject to the authority of the Board of Directors and Chief Executive Officer. The President shall assume all duties of the Chief Executive Officer (but not the title of Chief Executive Officer) if the Chief Executive Officer position is vacant. The President may execute bonds, mortgages and other contracts, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(e) Duties of Vice Presidents. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time.

(f) Duties of the Chief Operating Officer. The Chief Operating Officer shall have general charge and control of all the operations of the Corporation. The Chief Operating Officer may execute bonds, mortgages and other contracts, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The Chief Operating Officer shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

(g) Duties of Secretary. The Secretary shall attend meetings of the shareholders and of the Board of Directors and shall record acts and proceedings thereof in the minute book of the Corporation. The Secretary shall give notice in conformity with these Bylaws of meetings of the shareholders and of meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The Chief Executive Officer or the President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time.

(h) Duties of Chief Financial Officer; Treasurer; Controller. The Chief Financial Officer shall keep or cause to be kept the books of account of the Corporation in a thorough and proper manner and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, the Chief Executive Officer or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the Corporation. The Chief Financial Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time. The President may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller, or any such officer to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial

Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller and such designated officer shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time.

13. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

14. Resignation and Removal.

(a) Resignation. Any officer may resign at any time by giving notice in writing or by electronic transmission notice to the Board of Directors, the Chief Executive Officer, the President or the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the Corporation under any contract with the resigning officer.

(b) Removal. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

III. SHAREHOLDERS' MEETINGS

15. Place of Meeting. Meetings of the shareholders of the Corporation may be held at such place, either within or without the State of Tennessee, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that shareholders and valid proxyholders may participate in meetings of shareholders of the Corporation by means of remote communication as provided under the Act.

16. Annual Meeting.

(a) The annual meeting of the shareholders of the Corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders: (i) pursuant to the Corporation’s notice of meeting of shareholders; (ii) by or at the direction of the Board of Directors; or (iii) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in Section 17(b), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 17.

(b) At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of Section 17(a) of these Bylaws, (i) the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation, (ii) such other business must be a proper matter for shareholder action under the Act, (iii) if the shareholder or the beneficial owner on whose behalf any such proposal or nomination is made has provided the Corporation with a Solicitation Notice (as defined in this Section 17(b)), such shareholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the Corporation’s voting shares reasonably believed by such shareholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such shareholder, and must, in either case, have included in such materials the Solicitation Notice, and (iv) if no Solicitation Notice relating thereto has been timely provided to the Corporation pursuant to this section, the shareholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 17. To be timely, a shareholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the Corporation’s mailing of the notice of the Corporation’s annual meeting. In no event shall the public announcement or shareholder notice of an adjournment of an annual meeting (or any such adjournment) commence a new time period for the giving of a shareholder’s notice as described above. Such shareholder’s notice shall set forth: (A) as to each person whom the shareholder proposed to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made: (i) the name and address of such shareholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, and (iii) whether either such shareholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).

(c) Only such persons who are nominated in accordance with the procedures set forth in this Section 17 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 17. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for shareholder action at the meeting and shall be disregarded.

(d) Notwithstanding the foregoing provisions of this Section 17, in order to include information with respect to a shareholder proposal in the proxy statement and form of proxy for a shareholders’ meeting, shareholders must provide notice as required by the regulations promulgated under the 1934 Act. Nothing in these Bylaws shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation proxy statement pursuant to Rule 14a-8 under the 1934 Act.

(e) For purposes of this Section 17, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

17. Special Meetings.

(a) Special meetings of the shareholders of the Corporation may be called, for any purpose or purposes, by: (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, (iii) the President, (iv) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption) or (v) by the Board of Directors upon receipt by the Secretary of the Corporation of one or more written demands to call a special meeting from any person or persons holding of record not less than ten percent (10%) of all the votes entitled to be cast on any issue contemplated to be considered at the proposed special meeting, which written request shall state with specificity the purpose or purposes of such meeting.

(b) A properly called special meeting shall be held at such place, on such date, and at such time as the Board of Directors shall fix.

(c) Only the purpose or purposes described in the Corporation’s meeting notice may be conducted at such meeting.

18. Notice of Meetings. Except as otherwise provided by law, the Charter or these Bylaws, notice, given in writing or by electronic transmission, of each meeting of shareholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting, and each holder of securities of the Corporation entitled to notice under the provisions of any applicable agreement between the holder and the Corporation, such notice to specify the place, if any, date and hour and purpose or purposes of the meeting and the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting. Notice of the time, place, if any, and purpose of any meeting of shareholders may be waived in writing, signed by the person entitled to notice thereof or by electronic transmission by such person, either before or after such meeting, and will be waived by any shareholder by his attendance thereat in person, by remote communication, if applicable, or by proxy, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any shareholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

19. Quorum. At all meetings of shareholders, except where otherwise provided by applicable law or the Charter, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. Whether or not a quorum is present, any meeting of shareholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The shareholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Except as otherwise provided by applicable law or the Charter, in all matters other than the election of directors, if the number of affirmative votes cast by shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on an action exceeds the number of such votes cast against such action, then the action shall be the act of the shareholders. Except as otherwise provided by applicable law or the Charter, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by applicable law or the Charter, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by applicable law or the Charter, if the votes cast in favor by shares within such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting on an action exceeds the number of such votes cast against such action, then the action shall be the act of such class or classes or series.

20. Adjournment and Notice of Adjourned Meetings. Any meeting of shareholders, whether annual or special, whether or not a quorum is present, may be adjourned from time to time for any reason either by the chairman of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

21. Voting Rights. Each shareholder shall be entitled to one (1) vote for each share of capital stock held by such shareholder. Only persons in those name shares stand on the stock records of the Corporation on the record date, as provided in Section 25 of these Bylaws, shall be entitled to notice of any meeting or to vote at any such meeting. Voting shall in all cases be subject to the following provisions:

(a) Shares held by an administrator, executor, guardian, conservator or custodian (a “holder”) may be voted by such holder either in person or by proxy, without a transfer of such shares into the holder’s name, and shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy.

(b) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver’s name if authority to do so is contained in the order of the court by which such receiver was appointed.

(c) Subject to the provisions of Tennessee Code Annotated § 48-17-203, and except where otherwise agreed in writing between the parties, a shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledged and thereafter the pledgee shall be entitled to vote the shares so transferred.

(d) Shares standing in the name of a minor may be voted and the Corporation may treat all rights incident thereto as exercisable by the minor, in person or by proxy, whether or not the Corporation has actual or constructive notice of the minority age, unless a guardian of the minor’s property has been appointed and written notice of such appointment has been given to the Corporation.

(e) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy holder as the bylaw of such other corporation may prescribe or, in the absence of such provision, as the board of directors of such other corporation may determine or, in the absence of such determination, by the chairman of the Board of Directors, the president or any vice-president of such other corporation or by such other corporation. Shares which are purported to be voted or any proxy purported to be executed in the name of a corporation (whether or not any title of the person signing is indicated) shall be presumed to be voted, or the proxy executed, in accordance with the provisions of this subdivision, unless the contrary is shown.

(f) Subject to the Act, shares of the Corporation owned by any subsidiary of the Corporation shall be entitled to vote on any matter.

(g) Neither shares held by the Corporation in a fiduciary capacity or shares of the Corporation held in a fiduciary capacity by any subsidiary shall be entitled to vote on any matter, except to the extent that the settlor or beneficial owner possess and exercised a right to vote or to give the Corporation binding instructions as to how to vote such shares.

(h) If shares or other securities having voting power stand of record in the names of two (2) or more persons (whether fiduciaries, members of a partnership, joint tenants, tenants in common, husband and wife, husband and wife as community property, tenant by the entirety, voting trustees, persons entitled to vote under a shareholder voting agreement or otherwise) or if two (2) or more persons (including proxy holders) have the same fiduciary relationship with respect to the same shares, then, unless the Secretary receives written notice to the contrary and a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect:

(i)    If only one (1) votes, such act binds all;

(ii)    If more than one (1) votes, the act of the majority so voting binds all; and

(iii)    If more than one (1) votes, but the votes are evenly split on any particular matter, each faction may vote the securities in question proportionately.

If the instrument so filed or the registration of the shares shows that any such tenancy is held in unequal interests, a majority or even split for the purpose of this section shall be a majority or even split in interest, respectively.

Elections need not be by ballot.

22. Proxies. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action without a meeting may do so either in person, by remote communication, if applicable, or authorize another person or persons, in writing, to act for him by proxy; but no such proxy shall be voted or acted upon after eleven (11) months from its execution date unless the proxy provides longer term. A duly executed proxy shall be irrevocable if it states conspicuously that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

23. Inspectors of Elections. In advance of any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for Board of Directors as inspectors of election to act at such meeting and any adjournment thereof. If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any such meeting may (and, on the request of any shareholder or shareholder’s proxy, shall) make such appointment at the meeting. The number of inspectors shall be either one (1) or three (3), as determined by the Board of Directors.

The duties of such inspectors shall include: (i) determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies; (ii) received votes, ballots or consents; (iii) hearing and determining all challenges and questions in any way arising in connection with the right to vote; (iv) counting and tabulating all votes or consents; (v) determining when the polls shall close; (vi) determining the result; and (vii) doing such other acts as may be proper to conduct the election or vote with fairness to all shareholders. If there are three (3) inspectors of election, the decision, act or certificate of a majority of such electors shall be effective in all respects as the decision, act or certificate or all.

24. List of Shareholders. The Secretary shall prepare and make a shareholders’ list to be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting for which the list was prepared is given, and continuing through the meeting, at the corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or the shareholder’s agent or attorney, is entitled on written demand to inspect and, subject to the requirements of Tennessee Code Annotated § 48-26-102(c), to copy the list, during regular business hours and at such shareholder’s or agent’s expense, during the period it is available for inspection. The list shall be available for inspection at the meeting of shareholders.

25. Action without Meeting. Action required or permitted to be taken at a shareholders’ meeting may be taken without a meeting. If all shareholders entitled to vote on the action consent to taking such action without a meeting, the affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting is the act of the shareholders. The action must be evidenced by one (1) or more written consents describing the action taken, signed by each shareholder entitled to vote on the action in one (1) or more counterparts, indicating each signing shareholder’s vote or abstention on the action, and delivered to the corporation for inclusion in the minutes or filing with the corporate records. Unless determined in accordance with Section 31 herein, or by court order, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the consent. A consent signed under this section has the effect of a meeting vote and may be described as such in any document.

26. Organization.

(a) At every meeting of shareholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the Chief Executive Officer, or, if the Chief Executive Officer is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the shareholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the chairman, shall act as secretary of the meeting.

(b) The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such Chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to shareholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the Chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of shareholders shall not be required to be held in accordance with rules of parliamentary procedure.

IV. SHARES OF STOCK

27. Form and Execution of Certificates. Certificates for the shares of stock of the Corporation shall be in such form as is consistent with the Charter and applicable law. Every holder of stock in the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board of Directors, the Chief Executive Officer or the President and by the Chief Financial Officer, Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him, her, or it in the Corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent or registrar at the date of issue. To the extent required by law, each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section or otherwise required by law or with respect to this section a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

28. Lost Certificates. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. The Corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the Corporation in such manner as it shall require or to give the Corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

29. Transfers. Transfers of record of shares of stock of the Corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares. The Corporation shall have power to enter into and perform any agreement with any number of shareholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such shareholders in any manner not prohibited by the Act. Use of a Direct Registration System (“DRS”) is expressly authorized herein.

30. Fixing Record Dates.

(a) In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than seventy (70) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting, and must fix a new record date for a meeting adjourned to a date more than four (4) months after the record date fixed for the original meeting.

(b) In order that the Corporation may determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Tennessee, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the shareholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining shareholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

31. Registered Shareholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Tennessee.

V. INSPECTION OF BOOKS

32. Records. The Corporation shall keep all records required to be kept under the Act, in the form and location(s) as prescribed therein.

33. Inspection by Shareholders. A shareholder of the Corporation is entitled to inspect and copy certain records, during regular business hours at the corporation’s principal office, in accordance with the terms of the Act. The Corporation may charge the requesting shareholder a reasonable fee for materials and labor with regard to requests made pursuant to this Article V.

VI. EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION

34. Execution of Corporate Instruments. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the Corporation the corporate name without limitation, or to enter into contracts on behalf of the Corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Corporation. All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do. Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

35. Voting of Securities Owned by the Corporation. All stock and other securities of other corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President.

VII. OTHER SECURITIES OF THE CORPORATION

36. Execution of Other Securities. All bonds, debentures and other corporate securities of the Corporation, other than stock certificates (covered in Article IV), may be signed by the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President, or such other person as may be authorized by the Board of Directors, and, to the extent required by law, the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer, Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Chief Financial Officer, Treasurer or an Assistant Treasurer of the Corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.

VIII. DIVIDENDS

37. Declaration of Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Charter and applicable law, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Charter and applicable law.

IX. SEAL

38. Corporate Seal. The Board of Directors may adopt a corporate seal. The corporate seal shall consist of a die bearing the name of the Corporation and the inscription, “Corporate Seal.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

X. FISCAL YEAR

39. Fiscal Year. The fiscal year of the Corporation shall be the year ending upon April 30 of each year.

XI. OFFICES.

40. Registered Office. The registered office of the Corporation in the State of Tennessee shall be in the City of Huntsville, County of Scott, or such other location as set forth in the Corporation’s Charter.

41. Other Offices. The Corporation also shall have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors and may also have offices at such other places, both within and without the State of Tennessee, as the Board of Directors may from time to time determine or the business of the Corporation may require.

XII. INDEMNIFICATION

42. Indemnification of Directors and Officers, Employees and Other Agents.

(a) Directors and Officers. The Corporation shall indemnify its directors and officers to the fullest extent not prohibited by the Act or any other applicable law; provided, however, that the Corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless: (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under Tennessee law or any other applicable law or (iv) such indemnification is required to be made under subsection (d).

(b) Employees and Other Agents. The Corporation shall have power to indemnify its employees and other agents as set forth under Tennessee law or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person to such officers or other persons as the Board of Directors shall determine.

(c) Expenses. The Corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another Corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding, provided, however, that, if Tennessee law requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 45 or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Bylaw, no advance shall be made by the Corporation to an officer of the Corporation (except by reason of the fact that such officer is or was a director of the Corporation, in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (i) by a majority vote of a quorum consisting of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation.

(d) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the Corporation and the director or officer. Any right to indemnification or advances granted by this Bylaw to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if: (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the Corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the Act or any other applicable law for the Corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the Corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such officer is or was a director of the Corporation) for advances, the Corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the Act or any other applicable law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Article XII or otherwise shall be on the Corporation.

(e) Non-Exclusivity of Rights. The rights conferred on any person by this Bylawshall not be exclusive of any other right which such person may have or hereafter acquire under any applicable law, provision of the Charter, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The Corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the Act or any other applicable law.

(f) Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g) Insurance. To the fullest extent permitted by the Act, or any other applicable law, the Corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Bylaw.

(h) Amendments. Any repeal or modification of this Bylaw shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Corporation.

(i) Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Bylaw that shall not have been invalidated, or by any other applicable law. If this Section 45 shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director and officer to the full extent under applicable law.

(j) Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

(i)    The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(ii)    The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(iii)    The term the “Corporation” shall include, in addition to the resulting Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(iv)    References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as, respectively, a director, executive officer, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(v)    References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Bylaw.

XIII. NOTICES

43. Notices.

(a) Notice to Shareholders. Whenever, under any provisions of these Bylaws, notice is required to be given to any shareholder, it shall be given in writing, timely and duly deposited in the United States mail, postage prepaid, and addressed to his last known post office address as shown by the stock record of the Corporation or its transfer agent. Notice by electronic transmission may be given as provided under the Act.

(b) Notice to Directors. Any notice required to be given to any director may be given by the method stated in subsection (a), or as provided for in Section 5 of these Bylaws. If such notice is not delivered personally, it shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

(c) Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the Corporation or its transfer agent appointed with respect to the class of stock affected or other agent, specifying the name and address or the names and addresses of the shareholder or shareholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained.

(d) Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(e) Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Charter or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate under any provision of the Act, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

XIV. AMENDMENTS

44. Amendments. The Board of Directors is expressly empowered to adopt, amend or repeal these Bylaws; provided, however that the Board of Directors shall not adopt, amend or repeal any Bylaw where such action in reserved solely to the shareholders by the Act. The shareholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Charter, the affirmative vote of the holders of a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of these Bylaws.

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